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                                                                    EXHIBIT 16.1



                       [DELOITTE & TOUCHE LLP LETTERHEAD]


May 22, 2002


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of JCC Holding Company dated May 17, 2002.

Yours truly,

/s/ DELOITTE & TOUCHE LLP